EXHIBIT A


-------------------------------- ------------- ----------- -------------------
NAME OF FUND                      EXPENSE CAP   EFFECTIVE   EXPENSE CAP TERM
                                 (OF AVERAGE      DATE
                                  NET ASSETS)
-------------------------------- ------------- ----------- -------------------
First Trust DJ STOXX(R) Select       0.60%     08/23/2007      08/23/2007-
Dividend 30 Index Fund                                         08/23/2009
-------------------------------- ------------- ----------- -------------------
First Trust FTSE EPRA/NAREIT         0.60%     08/23/2007      08/23/2007-
Global Real Estate Index Fund                                  08/23/2009
-------------------------------- ------------- ----------- -------------------
First Trust Dow Jones Global         0.60%     11/20/2007      11/20/2007-
Select Dividend Index Fund                                     11/20/2009
-------------------------------- ------------- ----------- -------------------
First Trust Europe Select            0.70%
AlphaDEX(TM) Fund
-------------------------------- ------------- ----------- -------------------
First Trust Japan Select             0.70%
AlphaDEX(TM) Fund
-------------------------------- ------------- ----------- -------------------
First Trust Global IPOX-100          0.60%
Index Fund
-------------------------------- ------------- ----------- -------------------
First Trust ISE Global Wind          0.60%     06/13/2008      06/13/2008-
Energy Index Fund                                              06/13/2010
-------------------------------- ------------- ----------- -------------------
First Trust ISE Global               0.70%     10/15/2008      10/15/2008-
Engineering and Construction                                   10/15/2010
Index Fund
-------------------------------- ------------- ----------- -------------------